Exhibit 99.1

UTStarcom Releases Financial Results for the Fourth Quarter and Full Year 2009

ALAMEDA, Calif., March 11, 2010 — UTStarcom, Inc. (Nasdaq: UTSI), today reported financial results for the fourth quarter of 2009 and for the full year ended December 31, 2009.

“I am pleased we managed to deliver sequential revenue growth in the fourth quarter, particularly as we have repositioned the Company to focus on our core IP-based technology. Our fourth quarter results also reflect continued progress towards executing our restructuring aimed at returning the Company to profitability,” said Peter Blackmore, UTStarcom’s chief executive officer and president.

Fourth Quarter 2009 Financial Results

Net sales for the fourth quarter 2009 were $116 million as compared to $241 million in the fourth quarter of 2008. Gross margins for the fourth quarter 2009 were 30% as compared to 12% in the fourth quarter of 2008. The operating loss for the fourth quarter of 2009 and 2008 was $41 million and $79 million, respectively.

The GAAP net loss attributable to UTStarcom for the fourth quarter of 2009 was $39 million, or a loss of $0.31 per share, as compared to a loss of $81 million, or $0.65 per share in the fourth quarter of 2008.

The fourth quarter GAAP operating expenses of $76 million was negatively impacted by a $33 million non-cash asset impairment charge related to the Company’s Hangzhou facility. As previously disclosed, the company entered into a sale and lease-back agreement related to the Hangzhou facility on December 21, 2009.

Full Year 2009 Financial Results

Net sales for the year 2009 were $386 million as compared to $1.6 billion for the year 2008. Gross profit for the year 2009 was $65 million as compared to $261 million for the year 2008. Gross margins for the year 2009 were 17% as compared to 16% in 2008. The operating loss for the full year 2009 and 2008 was $219 million and $176 million, respectively.

The GAAP net loss attributable to UTStarcom for the full year 2009 was $226 million, or a loss of $1.77 per share, as compared to a loss of $150 million, or $1.22 per share in the prior year.

Net cash, cash equivalents and short-term investments as of December 31, 2009 was $267 million compared to $314 million on December 31, 2008. The cash balance of $267 million includes $7 million deposit related to the sale of the Company’s Hangzhou facility, and the remaining net proceeds are expected to be received upon closing of the transaction.

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Non-GAAP Results

To enable a comparison of the financial results for the Company on a year-over-year basis the Company has prepared certain non-GAAP results which present the Company’s results as if both the divestiture of PCD and the wind-down of the Company’s Korea-based handset operations were completed prior to each time-period presented.

The fourth quarter 2009 non-GAAP revenue was $104 million, the non-GAAP gross margin was 32% and the non-GAAP operating loss was $43 million. This compares to the fourth quarter 2008 non-GAAP revenue of $149 million, the non-GAAP gross margin of 23% and the non-GAAP operating loss of $70 million. The decrease in non-GAAP revenues is primarily due to the expected decline in the PAS businesses and the divestiture or wind-down of our non-core businesses.

The full year 2009 non-GAAP revenue, gross margins and operating loss were $330 million, 26% and $192 million, respectively. This compares to the full year 2008 non-GAAP revenue, gross margins and operating loss of $634 million, 30% and $199 million, respectively. The decrease in non-GAAP revenues reflects the expected low demand for the PAS infrastructure products, the exit from certain low margin Broadband products, and lower handset sales due to the continued wind-down of the Company’s China handset business.

Conference Call

The Company will host a conference call to discuss the results at 2:00 p.m. (PST) / 5:00 p.m. (EST) on March 11, 2010 and 6:00 a.m. China time on March 12, 2010.

The conference call dial-in numbers are as follows: United States 877-405-3429; International 702-928-6906. The conference ID number is 5738-4442.

A replay of the call will be available for 7 days. The conference call replay numbers are as follows: United States — 800-642-1687; International — 706-645-9291. The Access Code is 5738-4442.

Investors will also have the opportunity to listen to the conference call and the replay over the Internet through the investor relations section of UTStarcom’s Web site at: http://www.utstar.com.

To listen to the live call, please go to the Web site at least 15 minutes early to register, and to download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will also be available on this site.

Discussion of Non-GAAP Financial Measures

On July 1, 2008, the Company divested its Personal Communications Division (“PCD”) which has

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historically represented a significant portion of the Company’s revenues. On December 18, 2008, the Company announced actions to wind down its Korea-based handset manufacturing operations. To enable a comparison of the financial results for the Company on a year-over-year and a quarter-over-quarter basis the Company has prepared certain non-GAAP results which present the Company’s results as if both the divestiture of PCD and the wind down of the Company’s Korea-based handset operations were completed prior to each time period presented. The reconciliation between GAAP and these non-GAAP financial measures is provided at the end of this press release and on the Company’s website.

In addition, these non-GAAP measures are among the information management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States.

About UTStarcom, Inc.

UTStarcom is a global leader in IP-based, end-to-end networking solutions and international service and support. The Company sells its solutions to operators in both emerging and established telecommunications markets around the world. UTStarcom enables its customers to rapidly deploy revenue-generating access services using their existing infrastructure, while providing a migration path to cost-efficient, end-to-end IP networks.

Founded in 1991 and headquartered in Alameda, California, the Company has research and development operations in the United States, China, and India. For more information about UTStarcom, visit the Company’s Web site at http://www.utstar.com.

Forward-Looking Statements

This release includes forward-looking statements, including statements regarding the Company’s strategy to reduce operating expenses, achieve profitability, investment in selective products and certain geographic regions and transition to a new business model. These statements are forward-looking in nature and subject to risks and uncertainties that may cause actual results to differ materially. These risks include the ability of the Company to realize anticipated results of operational improvements, increase bookings, successfully transition to a new management team and headquarters location and execute on its business plan as well as risk factors identified in its latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission.  The Company is in a  period of significant transition and in the conduct of its business is exposed to additional risks as a result.  All forward-looking statements included in this release are based upon information available to the Company as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statement.

Company Contact:

Linda Rothemund

Market Street Partners

415-445-3236

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UTStarcom, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	December 31,	December 31,
	2009	2008
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$266,881	$313,865
Accounts and notes receivable, net	43,773	169,496
Inventories and deferred costs	202,753	304,716
Prepaids and other current assets	74,354	144,515
Total current assets	587,761	932,592
Long-term assets:
Property, plant and equipment, net	130,612	175,287
Long-term deferred costs	184,978	149,258
Other long-term assets	25,760	53,669
Total assets	$929,111	$1,310,806

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$54,115	$176,384
Customer advances	120,364	144,700
Deferred revenue	170,777	117,584
Other current liabilities	147,914	181,852
Total current liabilities	493,170	620,520
Long-term liabilities:
Long-term deferred revenue and other liabilities	179,790	222,644
Total liabilities	672,960	843,164

Total equity	256,151	467,642
Total liabilities and equity	$929,111	$1,310,806

UTStarcom, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three months ended December 31,		Years ended December 31,
	2009	2008	2009	2008

Net sales	$116,337	$241,097	$386,344	$1,640,449
Cost of net sales	81,361	211,209	321,365	1,379,207
Gross profit	34,976	29,888	64,979	261,242

Operating expenses:
Selling, general and administrative	26,452	46,360	140,742	257,559
Research and development	11,260	26,634	63,243	143,291
Amortization of intangible assets	—	278	—	4,111
Impairment of goodwill and other long-lived assets	33,287	27,220	33,287	27,220
Restructuring charges	5,010	13,059	46,495	13,059
Gain on divestiture	(432)	(4,327)	(100)	(7,782)
Total operating expenses	75,577	109,224	283,667	437,458

Operating loss	(40,601)	(79,336)	(218,688)	(176,216)

Interest income (expense), net	275	776	1,541	(2,948)
Other income (expense)	5,644	(2,680)	2,303	35,427
Loss before income taxes	(34,682)	(81,240)	(214,844)	(143,737)
Income taxes benefit (expense)	(4,694)	309	(10,860)	(7,087)
Net loss	(39,376)	(80,931)	(225,704)	(150,824)

Net income (loss) attributable to noncontrolling interest	(16)	(18)	16	508
Net loss attributable to UTStarcom, Inc.	$(39,392)	$(80,949)	$(225,688)	$(150,316)

Net loss per share attributable to UTStarcom, Inc. - Basic and Diluted	$(0.31)	$(0.65)	$(1.77)	$(1.22)

Weighted average shares used in per share calculation:
Basic and Diluted	128,581	124,843	127,346	123,490

UTStarcom, Inc.

Condensed Consolidated Statements of Cash flows

(Unaudited)

	Years ended December 31,
	2009	2008
	(In thousands)

Net cash used in operating activities	$(67,448)	$(55,164)

Cash flows from investing activities:
Property, plant and equipment, net	(2,012)	(14,214)
Deposit received on pending sale of building	7,307	—
Net proceeds from divestitures	11,508	214,051
Proceeds from disposition of an investment interest	2,639	33,429
Proceeds from repayment of loan by a variable interest entity	—	7,728
Change in restricted cash	(1,973)	(8,216)
Short-term investments, net	3,214	12,907
Other	635	361
Net cash provided by investing activities	21,318	246,046
Cash flows from financing activities:
Borrowings, net	—	(325,317)
Other	(388)	(7,295)
Net cash used in financing activities	(388)	(332,612)
Effect of exchange rate changes on cash and cash equivalents	2,758	13,884
Net decrease in cash and cash equivalents	(43,760)	(127,846)
Cash and cash equivalents at beginning of period	309,603	437,449
Cash and cash equivalents at end of period	$265,843	$309,603

UTSTARCOM, INC.

March 11, 2010 Conference Call

RECONCILIATION OF GAAP REVENUE TO NON-GAAP REVENUE

($ in millions)

(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, UTStarcom uses certain non-GAAP measures which are adjusted to present those metrics as if both PCD had been divested and the Korea handsets business had been wound down prior to each time period reflected below.  We believe this enables year over year comparisons to our recent financial results.  These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of UTStarcom’s underlying results and trends.  In addition, these adjusted non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States.

	Qtr ended	Qtr ended	Qtr ended	Qtr ended	Year ended	Qtr ended	Qtr ended	Qtr ended	Qtr ended	Year ended
	31-Mar-08	30-Jun-08	30-Sep-08	31-Dec-08	31-Dec-08	31-Mar-09	30-Jun-09	30-Sep-09	31-Dec-09	31-Dec-09
GAAP Revenue (a)	$586	$633	$181	$241	$1,641	$119	$80	$71	$116	$386

Less: PCD Segment Revenue (b)	431	449	—	—	880	—	—	—	—	—

Less: Korea Handset Sales to PCD (c)	—	—	35	92	127	39	(3)	8	12	56

Non-GAAP Revenue	$155	$184	$146	$149	$634	$80	$83	$63	$104	$330

(a) GAAP Revenue for each period is the consolidated revenue as reported on Form 10-Q or Form 10-K, as applicable, for such period, except for the consolidated revenue for the quarters ended December 31, 2008 and 2009, which is derived from the revenue reported in the Form 10-Qs and Form 10-K with respect to fiscal years 2008 and 2009.

(b) Effective July 1, 2008 the PCD segment was divested by the Company.

(c) Prior to the July 1, 2008 divestiture of PCD, Korea handset did not record revenue for units shipped to PCD as this activity was an intercompany transfer. After July 1, 2008 this activity was recorded as a third party sale in the Handset segment.

UTSTARCOM, INC.

March 11, 2010 Conference Call

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

($ in millions)

(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, UTStarcom uses certain non-GAAP measures which are adjusted to present those metrics as if both PCD had been divested and the Korea handsets business had been wound down prior to each time period reflected below.  We believe this enables year over year comparisons to our recent financial results.  These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of UTStarcom’s underlying results and trends.  In addition, these adjusted non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States.

	Qtr ended	Qtr ended	Qtr ended	Qtr ended	Year ended	Qtr ended	Qtr ended	Qtr ended	Qtr ended	Year ended
	31-Mar-08	30-Jun-08	30-Sep-08	31-Dec-08	31-Dec-08	31-Mar-09	30-Jun-09	30-Sep-09	31-Dec-09	31-Dec-09
GAAP Gross Profit (a)	$92	$82	$57	$30	$261	$22	$(16)	$24	$35	$65
GAAP Gross Margin %	16%	13%	31%	12%	16%	18%	(20)%	34%	30%	17%

Less: PCD Segment Gross Profit (b)	33	36	—	—	69	—	—	—	—	—

Less: Korea Handset Gross Profit from Sales to PCD (c)	2	0	6	(4)	4	3	(28)	2	2	(21)

Non-GAAP Gross Profit	$57	$46	$51	$34	$188	$19	$12	$22	$33	$86
Non-GAAP Gross Margin %	37%	25%	35%	23%	30%	24%	14%	35%	32%	26%

(a) GAAP Gross Profit and GAAP Gross Margin % for each period is the consolidated gross profit and gross margin % as reported on Form 10-Q or Form 10-K, as applicable, for such period, except for the consolidated gross profit and gross margin % for the quarters ended December 31, 2008 and 2009, which is derived from the gross profit and gross margin % reported in the Form 10-Qs and Form 10-K with respect to fiscal years 2008 and 2009.

(b) Effective July 1, 2008 the PCD segment was divested by the Company.

(c) Prior to the July 1, 2008 divestiture of PCD, Korea handset earned a gross profit on the intercompany transfer of inventory to PCD. This gross profit was recorded in the Handset segment.  After July 1, 2008 this activity was recorded as a third party transaction.

UTSTARCOM, INC.

March 11, 2010 Conference Call

RECONCILIATION OF GAAP OPERATING EXPENSE TO NON-GAAP OPERATING EXPENSE

($ in millions)

(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, UTStarcom uses certain non-GAAP measures which are adjusted to present those metrics as if both PCD had been divested and the Korea handsets business had been wound down prior to each time period reflected below.  We believe this enables year over year comparisons to our recent financial results.  These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of UTStarcom’s underlying results and trends.  In addition, these adjusted non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States.

	Qtr ended	Qtr ended	Qtr ended	Qtr ended	Year ended	Qtr ended	Qtr ended	Qtr ended	Qtr ended	Year ended
	31-Mar-08	30-Jun-08	30-Sep-08	31-Dec-08	31-Dec-08	31-Mar-09	30-Jun-09	30-Sep-09	31-Dec-09	31-Dec-09
GAAP Operating Expense (a)	$123	$113	$92	$109	$437	$81	$70	$58	$76	$285

Less: PCD Operating Expense (b)	8	7	—	—	15	—	—	—	—	—

Less: Korea Handset Operating Expense (c)	9	10	10	5	34	3	2	1	—	6

Non-GAAP Operating Expense	$106	$96	$82	$104	$388	$78	$68	$57	$76	$279

(a) GAAP Operating Expense for each period is the consolidated operating expense as reported on Form 10-Q or Form 10-K, as applicable, for such period, except for the consolidated operating expense for the quarters ended December 31, 2008 and 2009, which is derived from the operating expenses reported in the Form 10-Qs and Form 10-K with respect to the fiscal years 2008 and 2009.

(b) Effective July 1, 2008 the PCD segment was divested by the Company.

(c) Both prior to and after the July 1, 2008 divestiture of PCD, all direct operating expense relating to Korea handset has been recorded in the Handset segment.

UTSTARCOM, INC.

March 11, 2010 Conference Call

RECONCILIATION OF GAAP OPERATING LOSS TO NON-GAAP OPERATING LOSS

($ in millions)

(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, UTStarcom uses certain non-GAAP measures which are adjusted to present those metrics as if both PCD had been divested and the Korea handsets business had been wound down prior to each time period reflected below.  We believe this enables year over year comparisons to our recent financial results.  These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of UTStarcom’s underlying results and trends.  In addition, these adjusted non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States.

	Qtr ended	Qtr ended	Qtr ended	Qtr ended	Year ended	Qtr ended	Qtr ended	Qtr ended	Qtr ended	Year ended
	31-Mar-08	30-Jun-08	30-Sep-08	31-Dec-08	31-Dec-08	31-Mar-09	30-Jun-09	30-Sep-09	31-Dec-09	31-Dec-09
GAAP Operating Loss (a)	$(31)	$(31)	$(35)	$(79)	$(176)	$(59)	$(85)	$(34)	$(41)	$(219)

Less: PCD Operating Profit (b)	25	28	—	—	53	—	—	—	—	—

Less: Korea Handset Operating Income (Loss) (c)	(7)	(10)	(4)	(9)	(30)	—	(30)	1	2	(27)

Non-GAAP Operating Loss	$(49)	$(49)	$(31)	$(70)	$(199)	$(59)	$(55)	$(35)	$(43)	$(192)

(a)  GAAP Operating Loss for each period is the consolidated operating loss as reported on Form 10-Q or Form 10-K, as applicable, for such period, except for the consolidated operating loss for the quarters ended December 31, 2008 and 2009, which is derived from the operating loss reported in the Form 10-Qs and Form 10-K with respect to fiscal years 2008 and 2009.

(b) Effective July 1, 2008 the PCD segment was divested by the Company.

(c) Both prior to and after the July 1, 2008 divestiture of PCD, the operating loss relating to Korea handset has been recorded in the Handset segment.

UTSTARCOM, INC.

March 11, 2010 Conference Call

ABBREVIATED NON-GAAP P&L STATEMENT (a)

($ in millions)

(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, UTStarcom uses certain non-GAAP measures which are adjusted to present those metrics as if both PCD had been divested and the Korea handsets business had been wound down prior to each time period reflected below.  We believe this enables year over year comparisons to our recent financial results.  These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of UTStarcom’s underlying results and trends.  In addition, these adjusted non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States.

	Qtr ended	Qtr ended	Qtr ended	Qtr ended	Year ended	Qtr ended	Qtr ended	Qtr ended	Qtr ended	Year ended
	31-Mar-08	30-Jun-08	30-Sep-08	31-Dec-08	31-Dec-08	31-Mar-09	30-Jun-09	30-Sep-09	31-Dec-09	31-Dec-09
Non-GAAP Revenue	$155	$184	$146	$149	$634	$80	$83	$63	$104	$330

Non-GAAP Gross Profit	57	46	51	34	188	19	12	22	33	86
Non-GAAP Gross Margin %	37%	25%	35%	23%	30%	24%	14%	35%	32%	26%

Non-GAAP Operating Expense	106	96	82	104	388	78	68	57	76	279

Non-GAAP Operating Loss	$(49)	$(49)	$(31)	$(70)	$(199)	$(59)	$(55)	$(35)	$(43)	$(192)

(a) Please refer to the preceding reconciliation tables for the adjustments to GAAP Revenue, Gross Profit, Operating Expense and Operating Loss.